Exhibit 23.2

            Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 23, 1998, included and incorporated by reference in CNF Transportation Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.



                                        /s/ Arthur Andersen LLP

                                        San Francisco, California
                                        March 23, 1998